                        MDSI SUBSIDIARY LIST


MDSI MOBILE DATA SOLUTIONS INC.--PARENT COMPANY

MDSI SOFTWARE BV--Netherlands
518495 B.C. Ltd.--BC
518496 B.C. Ltd.--BC
MOBILE DATA SOLUTIONS INC.--Delaware
MDSI SERVICES (DANMARK) APS--Denmark
MDSI SERVICES (UK) LTD.--England and Wales
MDSI INTERNATIONAL LTD.--Bermuda
MDSI SOFTWARE SRL--Barbados
SERVICE SYSTEMS INTERNATIONAL LTD.--Kansas
TELSOFT MOBILE DATA (USA) INC.--Delaware (Dormant)
SERVICE SYSTEMS INTERNATIONAL SOFTWARE LTD.--UK (Dormant)
ALLIANCE SYSTEMS LTD.--BVI (Dormant)